UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 26, 2024 (January 26, 2024)

AUDDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40071	45-4257218
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Central Avenue, Suite 200
Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 219-9771

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	AUUD	Nasdaq Stock Market
Common Stock Warrants	AUUDW	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Asset Purchase Agreement with AppSmartz and RadioFM

On January 26, 2024, Auddia Inc., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with (i) M/s APPSMARTZ, a Partnership Firm constituted under Indian Partnership Act of 1912 and organized under the laws of India (“AppSmartz”) and (ii) M/s RADIOFM, a Partnership Firm constituted under Indian Partnership Act of 1912 and organized under the laws of India (“RadioFM”, together with AppSmartz, each a “Seller” and collectively the “Sellers”), pursuant to which the Company has agreed to acquire certain assets, and assume certain liabilities, comprising Sellers’ mobile application, internet radio and streaming business (the “Business”) for a purchase price of $13,000,000 in cash plus an earnout payment of $2,000,000 if certain milestones are reached (the “Asset Purchase”). The obligations of the Sellers under the Purchase Agreement are guaranteed by the two individuals who own the Seller entities.

The Purchase Agreement includes customary representations and warranties, as well as certain covenants, including, among other things, that: (i) Seller will operate the Business in the ordinary course of business consistent with past practice, (ii) each party will use reasonable best efforts to obtain required regulatory approvals, and (iii) Seller is bound by non-competition and non-solicitation covenants. The Asset Purchase is anticipated to close by May 1, 2024. The Company’s board of directors has approved the Asset Purchase.

The consummation of the transactions contemplated by the Purchase Agreement (the “Closing”) is subject to customary conditions, including, among other things, the Company obtaining the requisite financing to fund the Asset Purchase, and other closing conditions, such as the accuracy of representations and warranties, material performance of covenants, and no occurrence of a material adverse effect. The Purchase Agreement contains indemnification rights for each of the Company and the Sellers for breaches of representations, warranties, and covenants, as well as certain other matters, subject to customary deductibles, caps, and other limitations.

The Purchase Agreement contemplates the execution of certain ancillary agreements between the Company and Sellers, including an Intellectual Property Assignment, a Trademark Assignment, and a Transition Services Agreement, pursuant to which Sellers (or their affiliates) will provide services after the Closing to enable the Company to manage the orderly transition of the operation of the Business.

The above description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreemen

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDDIA INC.

January 26, 2024	By:	/s/ John E. Mahoney
Name: John E. Mahoney
Title: Chief Financial Officer

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